Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Keeley Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Keeley Funds, Inc. for the year ended September 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Keeley Funds, Inc. for the stated period.

/s/ Kevin Keeley	/s/ Robert Kurinsky
Kevin Keeley	Robert Kurinsky
Principal Executive Officer, Keeley Funds, Inc.	Principal Financial Officer, Keeley Funds, Inc.

Dated: 11/21/2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Keeley Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.